Exhibit 99.3

News	FOR IMMEDIATE RELEASE

Heidrick & Struggles Announces Plans for Additional Cost Savings as a

Result of Current Market Conditions

CHICAGO (December 18, 2008) — Heidrick & Struggles International, Inc. (Nasdaq: HSII), the world’s premier executive search and leadership consulting firm, today announced that it would take additional measures in early 2009 to improve its cost structure including a global staff headcount reduction of approximately 15 percent. The company is unable to quantify the annual expected savings at this time.

Chief Executive Officer L. Kevin Kelly said, “Cost savings initiatives that we implemented earlier this year had the anticipated positive impact on 2008 results through the third quarter. However, given search confirmations in November that were approximately 20 percent lower than anticipated and deteriorating global market conditions, we are taking appropriate actions to preserve capital and to align expenses. Reductions in headcount are by far the most difficult decisions, but are necessary to position the company for the future.”

Kelly added, “There are a number of additional variable costs that we are evaluating as part of our commitment to achieving the highest possible operating margin. But we will also continue to judiciously evaluate opportunities that increase our position of market leadership today and in the future.”

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. is the world’s premier provider of senior-level executive search and leadership consulting services, including talent management, board building, executive on-boarding and M&A effectiveness. For more than 50 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe and Asia Pacific. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract and retain qualified executive search consultants; the condition of the economies in the United States, Europe, or elsewhere; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to realize our tax loss carryforwards; the timing of a partial release or full reversal of deferred tax asset valuation allowance; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; and delays in the development and/or implementation of new technology and systems. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Julie Creed, VP, Investor Relations: +1 312 496 1774 or jcreed@heidrick.com

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